Exhibit 24
                                                  Page 1 of 2



               BALTIMORE GAS AND ELECTRIC COMPANY

                        POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Baltimore Gas and Electric Company hereby constitute and appoint C. H. Poindexter, E. A. Crooke and David A. Brune and each of them their true and lawful attorneys and agents to do any and all acts and things and to execute, in their name any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the registration under said Act of not exceeding $200,000,000 principal amount of Medium-Term Notes, Series G of said Company, maturing not more than thirty years after the date as of which they are issued, all as authorized by Resolutions adopted by the Board of Directors of Baltimore Gas and Electric Company at a meeting held July 24, 1997, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below, to any registration statements to be filed with the Securities and Exchange Commission in respect of said Medium-Term Notes, Series G, to any and all amendments to any registration statement in respect to said Medium-Term Notes, Series G, or to any instruments or documents filed as part of or in connection with said registration statement or amendments to such documents; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, each of the undersigned has subscribed, or caused to be subscribed, these presents this 24th day of July, 1997.


                                          Signature


Principal Executive Officer            /s/ C H Poindexter
                                   --------------------------
  and Director                          C. H. Poindexter
                                    Chairman of the Board
                                          and Director


Principal Financial and                /s/ David A. Brune
                                   --------------------------
  Accounting Officer                       David A. Brune
                                        Vice President

                                             Exhibit 24
                                             Page 2 of 2
                                             Power of Attorney
                                             in connection with
                                             the registering of
                                             not exceeding $200
                                             million of Medium-
                                             Term Notes, Series G







                            Directors


       /s/ Dan A. Colussy              /s/ Michael D. Sullivan

       /s/ Freeman A. Hrabowski        /s/ George L. Russell, Jr.

       /s/ George V. McGowan           /s/ Jerome W. Geckle

       /s/ J. Owen Cole

       /s/ E. A. Crooke

       /s/ Nancy Lampton

       /s/ H. Furlong Baldwin





Dated:  July 24,1997